Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen H. Boone
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications &
	(914) 722-4704		Community Relations
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS SECOND QUARTER RESULTS

Second Quarter Year-Over-Year Highlights:

•                  Net revenues increased 10.9% to a record $26.6 billion

•                  Pharmacy Services segment revenues increased 23.2%

•                  Retail Pharmacy segment revenues increased 3.6%, with same stores sales up 2.0%

•                  Adjusted EPS from continuing operations of $0.65

•                  GAAP diluted EPS from continuing operations of $0.60

Year-to-Date Highlights:

•                  Generated free cash flow of $2.4 billion

•                  Generated cash flow from operations of $3.1 billion

Guidance:

•                  Company narrows 2011 EPS guidance range

•                  Full-year adjusted EPS from continuing operations revised to $2.75 - $2.81

•                  Full-year GAAP diluted EPS from continuing operations revised to $2.55 — $2.61

WOONSOCKET, RHODE ISLAND, August 4, 2011 - CVS Caremark Corporation (NYSE: CVS), today announced revenues, operating profit, and net income for the three months ended June 30, 2011.

Revenues

Net revenues for the three months ended June 30, 2011 increased $2.6 billion to $26.6 billion, up from $24.0 billion during the three months ended June 30, 2010.

Revenues in the Pharmacy Services segment increased 23.2% to $14.6 billion in the three months ended June 30, 2011. This increase was primarily associated with the addition of a previously-announced, long-term contract with Aetna, Inc., as well as new activity resulting from our acquisition of the Medicare prescription drug business of Universal American Corp. (“UAM Medicare Part D Business”).  Pharmacy network claims processed during the three months ended June 30, 2011 increased 35.6% to 174.0 million, compared to 128.3 million in the prior year period. The increase in pharmacy network claims was primarily due to the Aetna contract, the Company’s recent acquisition of the UAM Medicare Part D Business, as well as an increase in covered lives in our existing Medicare Part D Business. Mail Choice claims processed during the three months ended June 30, 2011 increased approximately 11.3% to 17.8 million compared to 16.0 million in the prior year period. The increase in the Mail Choice claim volume was also driven by the Aetna contract.

Revenues in the Retail Pharmacy segment increased 3.6% to $14.8 billion in the three months ended June 30, 2011. Same store sales increased 2.0% over the prior year period. Pharmacy same store sales rose 2.6%, and include a positive impact from Maintenance Choice™ of approximately 160 basis points on a net basis (i.e., a positive impact of approximately 190 basis points on a gross basis, net of approximately 30 basis points from the conversion of 30-day prescriptions at retail to 90-day prescriptions under the Maintenance Choice program).  Pharmacy same store sales were negatively impacted by approximately 170 basis points due to recent generic introductions. Front store same store sales increased 0.8% in the three months ended June 30, 2011. As expected, front store sales were positively impacted by approximately 45 basis points due to the shift of sales related to the Easter holiday into the second quarter.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended June 30, 2011, decreased $5 million to $817 million, compared with $822 million during the three months ended June 30, 2010. The decline in income from continuing operations was driven by lower gross profit in the Pharmacy Services segment.  This was primarily the result of pricing compression relating to contract renewals and, in particular, the renewal of a large government contract that took effect during the third quarter of 2010.  As expected, this was partially offset by an improvement in the Company’s effective income tax rate during the quarter to 39.2% compared to 39.8% in the prior year period.  Adjusted earnings per share from continuing operations attributable to CVS Caremark (“Adjusted EPS”) for both the three months ended June 30, 2011 and 2010 was $0.65. Adjusted EPS excludes $114 million and $106 million of intangible asset amortization related to acquisition activity in the three months ended June 30, 2011 and 2010, respectively.  GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for both the three months ended June 30, 2011 and 2010 was $0.60.

Larry Merlo, President and Chief Executive Officer, stated, “I’m very pleased with our second quarter results, which were at the high end of our guidance. While our Pharmacy Services business performed as expected, the Retail business exceeded our goals due to solid expense control and higher than expected generic utilization.  At the same time, we generated more than $800 million in free cash in the quarter, bringing our year-to-date free cash flow to $2.4 billion.”

Mr. Merlo continued: “We’ve made terrific progress on our five-point plan for PBM profit improvement.  Our PBM has had an outstanding selling season to date, with excellent retention of existing business as well as a number of significant new business wins.  We’ve seen increased adoption of our differentiated product offerings, such as Maintenance Choice and Pharmacy Advisor, clearly demonstrating that our model is resonating with payors.  Furthermore, we have made good progress on the integration of the Universal American Medicare Part D Business, the implementation of the Aetna contract, and the streamlining initiatives to generate significant efficiencies within our PBM.  Combined, these efforts should generate healthy performance in our PBM in the years ahead.”

Acquisition of Universal American Medicare Part D Business

On April 29, 2011, the Company acquired the UAM Medicare Part D Business for approximately $1.3 billion. The UAM Medicare Part D Business offers prescription drug plan benefits to Medicare beneficiaries throughout the United States through its Community CCRxsm prescription drug plan.  With the inclusion of this acquisition, the Company now provides Medicare Part D benefits to over 3 million beneficiaries.

Real Estate Program

During the three months ended June 30, 2011, the Company opened 41 new retail drugstores and closed two retail specialty pharmacy stores, five specialty mail order pharmacies, one retail apothecary pharmacy store and one retail drugstore. In addition, the Company relocated 18 retail drugstores. As of June 30, 2011, the Company operated 7,346 locations, included in which were 7,266 retail drugstores, 63 specialty pharmacy stores, 13 specialty mail order pharmacies and four mail order pharmacies in 44 states, the District of Columbia and Puerto Rico.

Guidance

Taking into account the solid results reported year to date, continued confidence in the remainder of the year, and incremental start-up costs for the significant 2012 new business, the Company narrowed its earnings per share guidance range for the full year 2011.  The Company now expects adjusted EPS from continuing operations to be in the range of $2.75 to $2.81 and GAAP earnings per share from continuing operations to be in the range of $2.55 to $2.61, compared to its previous guidance range of $2.72 to $2.82, and $2.52 to $2.62, respectively.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the conference call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is the largest pharmacy health care provider in the United States with integrated offerings across the entire spectrum of pharmacy care. We are uniquely positioned to engage plan members in behaviors that improve their health and to lower overall health care costs for health plans, plan sponsors and their members. CVS Caremark is a market leader in mail order pharmacy, retail pharmacy, specialty pharmacy, and retail clinics, and is a leading provider of Medicare Part D Prescription Drug Plans. As one of the country’s largest pharmacy benefits managers (PBMs), we provide access to a network of approximately 65,000 pharmacies, including more than 7,200 CVS/pharmacy® stores that provide unparalleled service and capabilities. Our clinical offerings include our signature Pharmacy Advisor™ program as well as innovative generic step therapy and genetic benefit management programs that promote more cost effective and healthier behaviors and improve health care outcomes. General information about CVS Caremark is available through the Company’s website at http://info.cvscaremark.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2011	2010	2011	2010

Net revenues	$26,629	$24,007	$52,509	$47,767
Cost of revenues	21,534	18,987	42,663	38,001
Gross profit	5,095	5,020	9,846	9,766
Operating expenses	3,605	3,519	7,045	6,855
Operating profit	1,490	1,501	2,801	2,911
Interest expense, net	148	135	282	263
Income before income tax provision	1,342	1,366	2,519	2,648
Income tax provision	526	544	990	1,054
Income from continuing operations	816	822	1,529	1,594
Loss from discontinued operations, net of tax	(1)	(1)	(2)	(3)
Net income	815	821	1,527	1,591
Net loss attributable to noncontrolling interest	1	—	2	1
Net income attributable to CVS Caremark	$816	$821	$1,529	$1,592

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.60	$0.61	$1.13	$1.16
Loss from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.60	$0.61	$1.13	$1.16
Weighted average basic common shares outstanding	1,355	1,359	1,359	1,372

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.60	$0.60	$1.12	$1.15
Loss from discontinued operations attributable to CVS Caremark	—	—	—	—
Net income attributable to CVS Caremark	$0.60	$0.60	$1.12	$1.15
Weighted average diluted common shares outstanding	1,364	1,369	1,368	1,381

Dividends declared per common share	$0.1250	$0.0875	$0.2500	$0.1750

CVS CAREMARK CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

In millions, except per share amounts	June 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$2,228	$1,427
Short-term investments	5	4
Accounts receivable, net	5,892	4,925
Inventories	10,111	10,695
Deferred income taxes	502	511
Other current assets	327	144
Total current assets	19,065	17,706
Property and equipment, net	8,483	8,322
Goodwill	26,697	25,669
Intangible assets, net	10,022	9,784
Other assets	1,220	688
Total assets	$65,487	$62,169

Liabilities:
Accounts payable	$4,446	$4,026
Claims and discounts payable	3,061	2,569
Accrued expenses	3,329	3,070
Short-term debt	—	300
Current portion of long-term debt	916	1,105
Total current liabilities	11,752	11,070
Long-term debt	10,168	8,652
Deferred income taxes	3,948	3,655
Other long-term liabilities	1,343	1,058
Commitments and contingencies
Redeemable noncontrolling interest	32	34

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,633 shares issued and 1,346 shares outstanding at June 30, 2011 and 1,624 shares issued and 1,363 shares outstanding at December 31, 2010	16	16
Treasury stock, at cost: 285 shares at June 30, 2011 and 259 shares at December 31, 2010	(9,956)	(9,030)
Shares held in trust: 2 shares at June 30, 2011 and December 31, 2010	(56)	(56)
Capital surplus	27,902	27,610
Retained earnings	20,491	19,303
Accumulated other comprehensive loss	(153)	(143)
Total shareholders’ equity	38,244	37,700
Total liabilities and shareholders’ equity	$65,487	$62,169

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
In millions	2011	2010
Cash flows from operating activities:
Cash receipts from revenues	$47,950	$45,745
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(37,307)	(35,386)
Cash paid to other suppliers and employees	(6,149)	(7,129)
Interest received	2	2
Interest paid	(298)	(284)
Income taxes paid	(1,125)	(1,236)
Net cash provided by operating activities	3,073	1,712

Cash flows from investing activities:
Purchases of property and equipment	(710)	(866)
Proceeds from sale-leaseback transactions	11	—
Proceeds from sale of property and equipment	—	10
Acquisitions (net of cash acquired) and other investments	(1,366)	(25)
Purchase of short-term investments	(2)	—
Maturity of short-term investments	1	1
Net cash used in investing activities	(2,066)	(880)

Cash flows from financing activities:
Increase (decrease) in short-term debt	(300)	1,537
Proceeds from issuance of long-term debt	1,463	991
Repayments of long-term debt	(302)	(1,751)
Dividends paid	(341)	(241)
Derivative settlements	(19)	(5)
Proceeds from exercise of stock options	264	145
Excess tax benefits from stock-based compensation	—	13
Repurchase of common stock	(971)	(1,500)
Net cash used in financing activities	(206)	(811)
Net increase in cash and cash equivalents	801	21
Cash and cash equivalents at beginning of period	1,427	1,086
Cash and cash equivalents at end of period	$2,228	$1,107

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,527	$1,591
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	765	726
Stock-based compensation	65	75
Deferred income taxes and other non-cash items	129	(20)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(472)	356
Inventories	584	(46)
Other current assets	(164)	(31)
Other assets	(62)	(4)
Accounts payable and claims and discounts payable	722	(286)
Accrued expenses	54	(617)
Other long-term liabilities	(75)	(32)
Net cash provided by operating activities	$3,073	$1,712

Adjusted Earnings Per Share

(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2011	2010	2011	2010

Income before income tax provision	$1,342	$1,366	$2,519	$2,648
Amortization	114	106	220	211
Adjusted income before income tax provision	1,456	1,472	2,739	2,859
Adjusted income tax provision(1)	571	586	1,076	1,138
Adjusted income from continuing operations	885	886	1,663	1,721
Net loss attributable to noncontrolling interest	1	—	2	1
Adjusted income from continuing operations attributable to CVS Caremark	$886	$886	$1,665	$1,722
Weighted average diluted common shares outstanding	1,364	1,369	1,368	1,381
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.65	$0.65	$1.22	$1.25

(1)   The adjusted income tax provision is computed using the effective income tax rate from the condensed consolidated statement of income.

Free Cash Flow

(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Six Months Ended
	June 30,
In millions	2011	2010

Net cash provided by operating activities	$3,073	$1,712
Subtract: Additions to property and equipment	(710)	(866)
Add: Proceeds from sale-leaseback transactions	11	—
Free cash flow	$2,374	$846

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
June 30, 2011:
Net revenues	$14,589	$14,826	$—	$(2,786)	$26,629
Gross profit	729	4,408	—	(42)	5,095
Operating profit (loss)	454	1,240	(162)	(42)	1,490
June 30, 2010:
Net revenues	$11,840	$14,311	$—	$(2,144)	$24,007
Gross profit	821	4,229	—	(30)	5,020
Operating profit (loss)	591	1,096	(156)	(30)	1,501
Six Months Ended
June 30, 2011:
Net revenues	$28,603	$29,413	$—	$(5,507)	$52,509
Gross profit	1,368	8,555	—	(77)	9,846
Operating profit (loss)	851	2,336	(309)	(77)	2,801
June 30, 2010:
Net revenues	$23,677	$28,289	$—	$(4,199)	$47,767
Gross profit	1,603	8,216	—	(53)	9,766
Operating profit (loss)	1,130	2,125	(291)	(53)	2,911

(1)   Net revenues of the Pharmacy Services segment include approximately $1.9 billion and $1.6 billion of retail co-payments for the three months ended June 30, 2011 and 2010, respectively, as well as $4.1 billion and $3.4 billion of retail co-payments for the six months ended June 30, 2011 and 2010, respectively.

(2)   Intersegment eliminations relate to two types of transactions: (i) Intersegment revenues that occur when Pharmacy Services segment customers use Retail Pharmacy segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services segment customers, through the Company’s intersegment activities (such as the Maintenance Choice™ program), elect to pick-up their maintenance prescriptions at Retail Pharmacy segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. As a result, both the Pharmacy Services and the Retail Pharmacy segments include the following results associated with this activity: net revenues of $626 million and $430 million for the three months ended June 30, 2011 and 2010, respectively, and $1.2 billion and $770 million for the six months ended June 30, 2011 and 2010, respectively; gross profit and operating profit of $42 million and $30 million for the three months ended June 30, 2011 and 2010, respectively, and $77 million and $53 million for the six months ended June 30, 2011 and 2010, respectively.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2011	2010	2011	2010

Net revenues	$14,589	$11,840	$28,603	$23,677
Gross profit	729	821	1,368	1,603
Gross profit % of net revenues	5.0%	6.9%	4.8%	6.8%
Operating expenses	275	230	517	473
Operating expense % of net revenues	1.9%	1.9%	1.8%	2.0%
Operating profit	454	591	851	1,130
Operating profit % of net revenues	3.1%	5.0%	3.0%	4.8%

Net revenues(1):
Mail choice(2)	$4,753	$4,111	$9,288	$8,189
Pharmacy network(3)	9,737	7,630	19,114	15,300
Other	99	99	201	188
Pharmacy claims processed(1):
Total	191.8	144.3	367.0	291.7
Mail choice(2)	17.8	16.0	35.3	31.5
Pharmacy network(3)	174.0	128.3	331.7	260.2
Generic dispensing rate(1):
Total	74.1%	71.0%	73.9%	70.7%
Mail choice(2)	64.6%	61.0%	64.2%	59.9%
Pharmacy network(3)	75.0%	72.2%	74.9%	71.9%
Mail choice penetration rate	22.6%	25.9%	23.3%	25.4%

(1)   Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)   Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)   Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

EBITDA and EBITDA per Adjusted Claim

(Unaudited)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

The following is a reconciliation of operating profit to EBITDA for the Pharmacy Services segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per adjusted claim amounts	2011	2010	2011	2010

Operating profit	$454	$591	$851	$1,130
Depreciation and amortization	107	96	205	194
EBITDA	561	687	1,056	1,324
Adjusted claims	225.0	173.2	432.6	348.7
EBITDA per adjusted claim	$2.49	$3.96	$2.44	$3.79

Supplemental Information

(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2011	2010	2011	2010

Net revenues	$14,826	$14,311	$29,413	$28,289
Gross profit	4,408	4,229	8,555	8,216
Gross profit % of net revenues	29.7%	29.6%	29.1%	29.0%
Operating expenses	3,168	3,133	6,219	6,091
Operating expense % of net revenues	21.4%	21.9%	21.1%	21.5%
Operating profit	1,240	1,096	2,336	2,125
Operating profit % of net revenues	8.4%	7.7%	7.9%	7.5%

Net revenue increase:
Total	3.6%	3.7%	4.0%	3.6%
Pharmacy	3.9%	4.2%	4.5%	4.4%
Front store	3.0%	2.8%	2.9%	2.0%
Same store sales increase (decrease):
Total	2.0%	2.1%	2.3%	2.2%
Pharmacy	2.6%	2.9%	3.1%	3.3%
Front store	0.8%	0.4%	0.6%	(0.2)%
Generic dispensing rate	75.6%	72.7%	75.4%	72.4%
Pharmacy % of total revenues	67.9%	67.6%	68.5%	68.0%
Third party % of pharmacy revenue	97.7%	97.2%	97.6%	97.2%
Retail prescriptions filled	162.4	157.5	328.0	314.8

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

	Year Ending
In millions, except per share amounts	December 31, 2011

Income before income tax provision	$5,671	$5,798
Amortization	460	460
Adjusted income before income tax provision	6,131	6,258
Adjusted income tax provision	2,403	2,453
Adjusted income from continuing operations	3,728	3,805
Net loss attributable to noncontrolling interest	4	4
Adjusted income from continuing operations attributable to CVS Caremark	$3,732	$3,809
Weighted average diluted common shares outstanding	1,355	1,355
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$2.75	$2.81

Free Cash Flow Guidance

(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2010 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

	Year Ending
In millions	December 31, 2011

Net cash provided by operating activities	$5,500	$5,600
Subtract: Additions to property and equipment	(2,100)	(2,000)
Add: Proceeds from sale-leaseback transactions	600	550
Free cash flow	$4,000	$4,150